                                                           Exhibit 10.31

                            PROMISSORY NOTE
                            ---------------

$350,000.00                                            Syracuse, New York
                                                            June 28, 1996


        FOR VALUE RECEIVED, SENECA KNITTING MILLS CORPORATION, a New York corporation with its offices located at Seneca Falls, New York ("Maker"), hereby promises to pay to the order of CLARA G. SOUHAN or her successors or assigns ("Holder"), the principal sum of THREE HUNDRED FIFTY THOUSAND DOLLARS ($350,000.00), together with interest from the date hereof at a rate equal to nine percent (9%) per annum. Principal shall be paid in thirty-five consecutive monthly installments of ten thousand dollars ($10,000.00) each, payable on the first day of each month beginning July 1, 1996, with a final installment due and payable on May 1, 1999. Accrued interest shall be due and payable on each principal payment date.

        Notwithstanding the foregoing, this Note shall become due and payable in full on December 31, 1996, if Clara G. Souhan dies prior to that date. If Clara G. Souhan dies after December 31, 1996, this Note shall become due and payable in full ninety days after the date of her death. Further, this Note shall also become due and payable in full if Maker's parent, Ridgeview, Inc., successfully completes a public offering for its shares.

        All payments hereunder shall be made to Holder c/o George G. Souhan, 5102 Route 89, Romulus, New York 14541, or at such other address as may hereafter be designated by the Holder.

        This Note may be prepaid at any time without premium or penalty, provided that interest to the date of the prepayment is also tendered. Any partial prepayment shall be applied first to accrued interest and then to principal.

        No delay or omission on the part of Holder in exercising any right hereunder shall operate as a waiver of any such right or of any other right under this Note. A waiver on any one occasion shall not be construed as a waiver of any right or remedy on any future occasion. None of the terms or provisions of this Note may be waived, altered, modified or amended except as Holder may consent thereto in writing duly signed on her behalf.

        Maker hereby expressly waives presentment, protest, demand, notice of dishonor or default, and notice of any kind with respect to this Note or the performance of its obligations under this Note.

        This Note shall be governed by the laws of the State of New York in all respects, including matters of construction, validity and performance.

        This Note shall, at the option of the Holder by written notice to Maker, immediately become due and payable, without notice or demand, upon the happening of any one of the following events: (1) failure to pay any installment of principal or interest by the tenth day of the month when payment is due; (2) insolvency of Maker (however evidenced) or the commission of any act of insolvency; (3) the Maker making of an assignment for the benefit of creditors;
(4) the filing of any petition or the commencement of any proceeding by or against the Maker for any relief under any bankruptcy or insolvency laws, or any other laws relating to the relief of debtors; or (5) suspension of the transaction of the usual business of Maker.

        If this Note is not paid within ten days of its original maturity date, or if payment of the Note is accelerated by reason of a default as previously provided, this Note shall thereafter bear interest at a default rate of twelve percent (12%) per annum until paid in full. Further, Maker shall pay on demand all costs of collection, legal expenses and attorneys' fees incurred or paid by Holder in enforcing this Note on default.

        This Note replaces two existing Promissory Notes from Maker to Holder dated July 1, 1993, and September 1, 1993, in the principal amounts of, respectively, $200,000.00 and $150,000.00.


                                        SENECA KNITTING MILLS CORPORATION


                                        By: /s/ Hugh R. Gaither
                                            ----------------------------------
                                            Hugh R. Gaither, President




                                                              (SEAL)


STATE OF NORTH CAROLINA}
                       }  ss.:
COUNTY OF CATAWBA      }


        On this 28th day of June, 1996, before me personally came Hugh R. Gaither to me known, who, being duly sworn, did depose and say that he resides
in Catawba County, North Carolina, that he is the President of *            the
corporation described in and which executed the above instrument, and that he signed his name thereto by order of the Board of Directors of said corporation.

*SENECA KNITTING MILLS CORP.


                                        Jamie O. Hoyle
                                        ------------------------------------
                                        Notary Public